Pegasystems Inc.
2021 Executive Officers Base Salaries and Target Bonus Percentages and Incentives

Name	Title	Base Salary	Target Incentive Plan Bonus**
Alan Trefler	Chief Executive Officer and Chairman	$495,000	100%
Kenneth Stillwell	Chief Operating Officer and Chief Financial Officer*	$478,400	70%
Douglas Kra***	Senior Vice President, Global Customer Success	$365,000	50%
Michael Pyle	Chief Technology Strategist*	$400,000	60%
Leon Trefler****	Senior Vice President, Global Customer Success	$365,000	50%
Hayden Stafford*****	President of Global Client Engagement	$430,000	50%

*    Titles effective as of April 1, 2021
**    Percentage of base salary
***    Douglas Kra will also be eligible for up to $50,000 in additional incentive compensation for the achievement of operational objectives to be set by the Company’s Chief Executive Officer, as well as target sales commissions of $228,000.
****    Leon Trefler will also be eligible for up to $50,000 in additional incentive compensation for the achievement of operational objectives to be set by the Company’s Chief Executive Officer, as well as target sales commissions of $310,000.
*****    Hayden Stafford will also be eligible for target sales commissions of $516,000.